Exhibit 2.19

DESCRIPTION OF THE RIGHTS OF EACH CLASS OF SECURITIES

REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

The following summary is a brief description of the securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of Navios Maritime Holdings Inc., a Marshall Islands corporation. Unless the context requires otherwise, references to “we,” “us,” “our”, “Navios”, “Navios Holdings” and “the company” refer to Navios Maritime Holdings Inc. Capitalized terms used and not defined herein have the meaning ascribed to them in our annual report on Form 20-F to which this description of securities is an exhibit.

Authorized and Outstanding Capital Stock

As of December 31, 2020, under our articles of incorporation, as amended, our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.0001 per share, of which 15,881,147 were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 5,350 shares of 8.75% Series G Cumulative Redeemable Perpetual Preferred Stock (“Series G Preferred Stock”) and 17,682 shares of 8.625% Series H Cumulative Redeemable Perpetual Preferred Stock (“Series H Preferred Stock”) were issued and outstanding. Series G Preferred Stock and Series H Preferred Stock are both represented by American Depositary Shares (the “Depositary Shares”).

Common Stock

As of December 31, 2020, we had 15,881,147 shares outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by the board of directors out of funds legally available for dividends. Holders of stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock.

Our common stock is listed on the NYSE under the symbol “NM”.

Series G Preferred Stock and Depositary Shares

The following description of the Series G Preferred Stock and the Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Designation designating the Series G Preferred Stock and setting forth the rights, preferences and limitations of the Series G Preferred Stock (the “Certificate of Designation”) and the terms of the Deposit Agreement which established the terms of the Depositary Shares.

General

In general, each Depositary Share will represent, and entitle the holder, subject to the terms of the Deposit Agreement, to proportional rights and preferences (including dividends, voting, redemption and liquidation rights and preferences) as if such holder held 1/100th of one share of Series G Preferred Stock. The material terms of the Series G Preferred Stock and the Depositary Shares are summarized below.

The holders of our common stock are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common stock are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders any class or series of shares (including the Series G Preferred Stock) having preferential rights to receive distributions of our assets.

The Series G Preferred Stock entitles the holders thereof (“Series G Preferred Shareholders”) to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. No fractional shares of Series G Preferred Stock have been issued. The Series G Preferred Stock represented by the Depositary Shares are fully paid and nonassessable and the Depositary Shares are validly issued and entitled to the benefits of the Deposit Agreement. Each share of Series G Preferred Stock has a fixed liquidation preference of $2,500.00 per share (equivalent to $25.00 per Depositary Share) and upon liquidation will also be entitled to an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. Please see the section entitled “—Liquidation Rights.”

The Series G Preferred Stock represents perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series G Preferred Stock ranks junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

The Series G Preferred Stock is not convertible into common stock or any other of our securities and does not have exchange rights or are entitled or subject to any preemptive or similar rights. The Series G Preferred Stock is not subject to mandatory redemption or to any sinking fund requirements. The Series G Preferred Stock is subject to redemption, in whole or in part, at our option. Please see the section entitled “—Redemption.”

Listing

The Depositary Shares are listed on the NYSE under the symbol “NM-PG.” The Series G Preferred Stock represented by the Depositary Shares is not listed but is registered in connection with the Depository Shares pursuant to the requirements of the SEC.

Ranking

The Series G Preferred Stock, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding-up and dissolution of our affairs, ranks:

•

senior to our common stock, and to each other class or series of capital stock established after the original issue date of the Series G Preferred Stock that is not expressly made senior to or on parity with the Series G Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution, or winding up, whether voluntary or involuntary (“Junior Securities”);

•	on a parity with the Parity Securities; and

•

junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us, and each other class or series of capital stock expressly made senior to the Series G Preferred Stock as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Senior Securities”).

Under the Certificate of Designation, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series G Preferred Stock. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors also determines the number of shares constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”

Liquidation Rights

The holders of outstanding Series G Preferred Stock are entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $2,500.00 per share (equivalent to $25.00 per Depositary Share) in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common stock, our existing preferred stock or any other Junior Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series G Preferred Stock and any Parity Securities are

insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series G Preferred Stock and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences plus the amount of any accumulated and unpaid dividends thereon (whether or not declared). After payment of all required amounts to the holders of the outstanding Series G Preferred Stock and Parity Securities, our remaining assets and funds will be distributed among the holders of our common stock, our existing preferred stock and any other Junior Securities then outstanding according to their respective rights.

Voting Rights

The Series G Preferred Stock have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that one quarterly dividend payable on the Series G Preferred Stock is in arrears (whether or not such dividend shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), we will use commercially reasonable efforts to obtain an amendment to our articles of incorporation to effectuate any and all such changes thereto as may be necessary to permit the Series G Preferred Shareholders to exercise the voting rights described in clause (x) of the following sentence. If and when dividends payable on the Series G Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (and whether or not such dividends shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), then (x) if our articles of incorporation have been amended as described in the preceding sentence, the Series G Preferred Shareholders will have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, to elect one member of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors already has been increased by reason of the election of a director by holders of Parity Securities upon which like voting rights have been conferred and with which the Series G Preferred Stock voted as a class for the election of such director), and (y) if our articles of incorporation have not been amended as described in the preceding sentence, then, until such amendment is fully approved and effective, the dividend rate on the Series G Preferred Stock shall increase by 25 basis points. There can be no assurance that any such amendment to our articles of incorporation will be approved by our common stockholders. For avoidance of doubt, commercially reasonable efforts shall not be deemed to include the requirement to pay any consent or other fee to obtain such amendment. Dividends payable on the Series G Preferred Stock will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent dividend payment date have not been paid on all outstanding Series G Preferred Stock. Any such amendment to our articles of incorporation, if obtained, shall also provide that the right of such Series G Preferred Shareholders to elect members of our board of directors will continue until such time as all dividends accumulated and in arrears on the Series G Preferred Stock have been paid in full or sufficient funds for such payment have been declared and set apart for such purpose, at which time such right will terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series G Preferred Stock and any other Parity Securities to vote as a class for such director, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series G Preferred Stock and any other Parity Securities shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series G Preferred Stock, voting as a single class, we may not adopt any amendment to our articles of incorporation that materially and adversely alters the preferences, powers or rights of the Series G Preferred Stock.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series G Preferred Stock, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities if the cumulative dividends payable on outstanding Series G Preferred Stock are in arrears; or

•	create or issue any Senior Securities.

On any matter described above in which the Series G Preferred Shareholders are entitled to vote as a class, such holders shall be entitled to one vote per share. Any shares of Series G Preferred Stock held by us or any of our subsidiaries or affiliates shall not be entitled to vote.

No vote or consent of Series G Preferred Shareholders shall be required for (i) the creation or incurrence of any indebtedness, (ii) the authorization or issuance of any common stock or other Junior Securities or (iii) except as expressly provided above, the authorization or issuance of any of our preferred stock.

Series G Preferred Stock held in nominee or street name account shall be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Dividends

General

Holders of Series G Preferred Stock are entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash dividends.

Dividend Rate

Dividends on Series G Preferred Stock will be cumulative, until such time as we pay the dividend or redeem the Series G Preferred Stock in full in accordance with the provisions under the heading entitled “—Redemption”, whether or not such dividends shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividend.

Dividends on the Series G Preferred Stock accrue at a rate of 8.75% per annum per $2,500.00 stated liquidation preference per share of Series G Preferred Stock (equivalent to $25.00 per Depositary Share). The dividend rate is subject to increase in the limited circumstances described above under “—Voting Rights.”

Dividend Payment Dates

The “Dividend Payment Dates” for the Series G Preferred Stock are each January 15, April 15, July 15 and October 15. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the next applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated dividends at the applicable dividend date. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series G Preferred Stock will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means a day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required to close.

Payment of Dividends

Not later than 5:00 pm, New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series G Preferred Stock that have been declared by our board of directors to the Paying Agent or, if there is no Paying Agent at the relevant time, the holders of such shares as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (the “Record Date”) is the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by our board of directors in accordance with the Certificate of Designation, our articles of incorporation and our bylaws.

Declared dividends shall be paid to the Paying Agent in same-day funds on each Dividend Payment Date. The Paying Agent is responsible for holding or disbursing such payments to holders of the Series G Preferred Stock in accordance with the instructions of such holders. In other circumstances, dividends may be paid by check mailed to the registered address of the holder of Series G Preferred Stock, unless, in any particular case, we elect to pay the wire transfer.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series G Preferred Stock and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series G Preferred Stock on the record date for such payment, which may not be more than 60 days, nor less than five days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series G Preferred Stock and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been declared and set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series G Preferred Stock and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series G Preferred Stock and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series G Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “Dividends—Dividend Payment Dates,” no interest or sum of money in lieu of interest shall be payable in respect of any dividend payment which may be in arrears on the Series G Preferred Stock.

Redemption

Optional Redemption

We may redeem, at our option, in whole or in part, the Series G Preferred Stock (and cause the redemption of the Depositary Shares) at a redemption price in cash equal to $2,500.00 per share (equivalent to $25.00 per Depositary Share) plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series G Preferred Stock to be redeemed and, if less than all outstanding shares of Series G Preferred Stock are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the shares of Series G Preferred Stock are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding shares of Series G Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares of Series G Preferred Stock will be redeemed by such method of selection as the Paying Agent shall determine, either pro rata or by lot, with adjustments to avoid redemption of fractional shares.

The redemption price will be paid by the Paying Agent to the holders of the Series G Preferred Stock on the redemption date.

The aggregate redemption price for any such partial redemption of the outstanding Series G Preferred Stock shall be allocated correspondingly among the redeemed shares of Series G Preferred Stock. The shares of Series G Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in the Certificate of Designation (including our right, if it elects so, to redeem all or part of the Series G Preferred Stock outstanding at any relevant time in accordance with the redemption provisions described herein).

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series G Preferred Stock as to which notice has been given no later than 5:00 pm, New York City time, on the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares of Series G Preferred Stock as Series G Preferred Shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series G Preferred Stock, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series G Preferred Stock entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series G Preferred Stock represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent, the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of shares of Series G Preferred Stock represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series G Preferred Stock called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase shares of the Series G Preferred Stock, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series G Preferred Stock. Any shares repurchased and canceled by us will revert to the status of authorized but unissued preferred stock undesignated by us.

Notwithstanding the foregoing, in the event that full cumulative dividends on the Series G Preferred Stock and any Parity Securities have not been paid or declared and set apart for payment, we and our affiliates may not repurchase, redeem or otherwise acquire, in whole or in part, any Series G Preferred Stock or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series G Preferred Stock and any Parity Securities. Common stock, our existing preferred stock and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series G Preferred Stock and any Parity Securities for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series G Preferred Stock does not have the benefit of any sinking fund.

Depositary Shares

The following is a summary of the terms and provisions of the Depositary Shares. The following summary does not set forth the full terms or provisions of the Depositary Shares, which is set forth in the Deposit Agreement.

Dividends and Other Distributions

We pay all cash dividends and other cash distributions to the Depositary through the Paying Agent, or if there is no Paying Agent at the relevant time, directly to the Depositary as the holder of the Series G Preferred Stock. The Depositary has agreed to pay to Depositary Shareholders the cash dividends or other distributions it or the custodian receives on shares of Series G Preferred Stock or other deposited securities, after deducting its fees and expenses. You shall receive these distributions in proportion to the number of shares of Series G Preferred Stock that your Depositary Shares represent.

Cash

Before making any cash dividend or other cash distribution, any withholding taxes or other governmental charges that must be paid will be deducted. The Depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Shares

The Depositary may, and shall if we request in writing, distribute additional Depositary Shares representing any shares of Series G Preferred Stock we distribute as a share dividend or other distribution. The Depositary will only distribute whole Depositary Shares. It will sell shares of Series G Preferred Stock which would require it to deliver a fractional Depositary Share and distribute the net proceeds in the same way as it does with cash. If the Depositary does not distribute additional Depositary Shares, the outstanding Depositary Shares will also represent the new shares of Series G Preferred Stock. The Depositary may sell a portion of the distributed shares of Series G Preferred Stock sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Shares of Series G Preferred Stock

If we offer holders of our securities any rights to subscribe for additional shares of Series G Preferred Stock or any other rights, the Depositary may make these rights available to Depositary Shareholders. If the Depositary reasonably determines, after consultation with us to the extent practicable, it is not legal and practical to make the rights available but that it is practical to sell the rights, the Depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The Depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for the rights.

If the Depositary makes rights available to Depositary Shareholders, it will exercise the rights and purchase the shares of Series G Preferred Stock on your behalf. The Depositary will then deposit the shares of Series G Preferred Stock and deliver Depositary Shares to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the Depositary Shares represented by shares of Series G Preferred Stock purchased upon exercise of rights. For example, you may not be able to trade these Depositary Shares freely in the United States. In this case, the Depositary may deliver restricted Depositary Shares that have the same terms as the Depositary Shares described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions

The Depositary will send to Depositary Shareholders anything else we distribute on the Series G Preferred Stock or other deposited securities by any means, as promptly as practicable, after consultation with us, it thinks is legal, fair and practical. If it cannot make the distribution in that way, the Depositary may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case Depositary Shares will also represent the newly distributed property. However, the Depositary is not required to distribute any securities (other than Depositary Shares) to Depositary Shareholders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither the Company nor the Depositary is responsible if the Depositary determines that it is unlawful or impractical to make a distribution available to any Depositary Shareholders. We have no obligation to register Depositary Shares, shares of Series G Preferred Stock, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of Depositary Shares, shares of Series G Preferred Stock, rights or anything else to Depositary Shareholders. This means that you may not receive the distributions we make on our shares of Series G Preferred Stock or any value for them if it is illegal or impractical for us to make them available to you.

Redemption

If we give notice of a redemption of any Series G Preferred Stock or other deposited securities, the Depositary will call for surrender of a corresponding number of Depositary Shares. The Depositary will surrender the redeemed Series G Preferred Stock or other deposited securities on the redemption date. Holders of the Depositary Shares that were called for surrender will be entitled to receive the redemption amount, net of the Depositary’s fees and expenses, upon surrenders by them of those Depositary Shares. We must give our notice of redemption in respect of the deposited securities to the Depositary before the redemption date and the Depositary will give notice as promptly as practicable to all holders of Depositary Shares.

Voting Rights

If holders of Series G Preferred Stock or other deposited securities acquire voting rights, Depositary Shareholders may instruct the Depositary how to vote the number of deposited shares of Series G Preferred Stock or other deposited securities, their Depositary Shares represent. The Depositary will notify Depositary Shareholders of Series G Preferred Shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how Depositary Shareholders may instruct the Depositary how to vote. For instructions to be valid, they much reach the Depositary by a date set by the Depositary. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares of Series G Preferred Stock. However, you may not know about the meeting far enough in advance to withdraw the shares of Series G Preferred Stock represented by your Depositary Shares.

If we instruct the Depositary to notify the Depositary Shareholders and deliver to them voting materials related to a Series G Preferred Shareholders’ meeting at least 30 days in advance of the meeting date, and if instructions are not delivered to the Depositary by the date set by the Depositary for such purpose, then the Depositary Shareholders will be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by us with respect to the matter to be voted upon and amount of Depositary Shares, although no such discretionary proxy will be given if we inform the Depositary in writing that substantial opposition exists to the matter, the matter adversely affects the rights of Series G Preferred Shareholders or that we otherwise do not wish such proxy to be given.

The Depositary will try, as far as practical, subject to the laws of the Marshall Islands and to our articles of incorporation or similar documents, to vote or to have its agents vote the shares of Series G Preferred Stock or other deposited securities as instructed by Depositary Shareholders. The Depositary will only vote or attempt to vote as instructed or as described in the preceding paragraph.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote the shares of Series G Preferred Stock represented by your Depositary Shares. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if your shares of Series G Preferred Stock are not voted as you requested.

Reclassifications, Recapitalizations and Mergers

If we take any of the following actions:	Then:

•  Change the nominal or par value of our shares of Series G Preferred Stock

•  Reclassify, split up or consolidate any of the deposited securities

•  Distribute securities on the shares of Series G Preferred Stock that are not distributed to you

•  Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares of Series G Preferred Stock or other securities received by the Depositary will become deposited securities. Each Depositary Share will automatically represent its equivalent share of the new deposited securities.

The Depositary may, with our consent, distribute new Depositary Shares representing the new deposited securities or ask you to surrender your outstanding American Depository Receipts (“ADRs”) in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

Amendment

We may agree with the Depositary to amend the Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of Depositary Shareholders, it will not become effective for outstanding Depositary Shares until 30 days after the Depositary notifies Depositary Shareholders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your Depositary Shares, to agree to the amendment and to be bound by the ADRs and the Deposit Agreement as amended.

Termination

The Depositary will terminate the Deposit Agreement at our direction by mailing notice of termination to the Depositary Shareholders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may also terminate the Deposit Agreement by mailing notice of termination to us and the Depositary Shareholders if 60 days have passed since the Depositary told us it wants to resign but a successor Depositary has not been appointed and accepted its appointment.

After termination, the Depositary and its agents will do the following under the Deposit Agreement but will not be obligated to do anything else: collect distributions on the deposited securities, sell rights and other property, and deliver shares of Series G Preferred Stock and other deposited securities upon cancellation of Depositary Shares. Four months after termination, the Depositary may sell any remaining deposited securities by public or private sale. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement for the pro rata benefit of the Depositary Shareholders that have not surrendered their Depositary Shares. It will not invest the money and has no liability for interest. The Depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the Depositary and to pay fees and expenses of the Depositary that we agreed to pay.

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of Depositary Shares

The Deposit Agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:

•	are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the Deposit Agreement;

•	are not liable if we or it exercises discretion permitted under the Deposit Agreement;

•

are not liable for the inability of any holder of Depositary Shares to benefit from any distribution on deposited securities that is not made available to holders of Depositary Shares under the terms of the Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement;

•

are not liable for the failure of any holder to obtain the benefits of credits on the basis of non-U.S. tax paid against the holder’s income tax liability or for any tax consequences that may be incurred by holders on account of their ownership of the Depositary Shares;

•	have no obligation to become involved in a lawsuit or other proceeding related to the Depositary Shares or the Deposit Agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the Deposit Agreement, we and the Depositary agree to indemnify each other under certain circumstances.

Right to Receive the Shares Underlying the Depositary Shares

Depositary Shareholders have the right to cancel their Depositary Shares and withdraw the underlying shares of Series G Preferred Stock at any time except:

•

when temporary delays arise because: (i) the Depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares of Series G Preferred Stock is blocked to permit voting at a Series G Preferred Shareholders’ meeting; or (iii) we are paying a dividend on our shares of Series G Preferred Stock;

•	when you owe money to pay fees, taxes and similar charges; or

•

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to Depositary Shares or to the withdrawal of shares of Series G Preferred Stock or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

Series H Preferred Stock and Depositary Shares

The following description of the Series H Preferred Stock and the Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Certificate of Designation designating the Series H Preferred Stock and setting forth the rights, preferences and limitations of the Series H Preferred Stock and the terms of the Deposit Agreement which established the terms of the Depositary Shares.

General

In general, each Depositary Share will represent, and entitle the holder, subject to the terms of the Deposit Agreement, to proportional rights and preferences (including dividends, voting, redemption and liquidation rights and preferences) as if such holder held 1/100th of one share of Series H Preferred Stock. The material terms of the Series H Preferred Stock and the Depositary Shares are summarized below.

The holders of our common stock are entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by our board of directors. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common stock are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations and for payment to the holders any class or series of shares (including the Series H Preferred Stock) having preferential rights to receive distributions of our assets.

The Series H Preferred Stock entitles the holders thereof (“Series H Preferred Shareholders”) to receive cumulative cash dividends when, as and if declared by our board of directors out of legally available funds for such purpose. No fractional shares of Series H Preferred Stock have been issued. The Series H Preferred Stock represented by the Depositary Shares are fully paid and nonassessable and the Depositary Shares are validly issued and entitled to the benefits of the Deposit Agreement. Each share of Series H Preferred Stock has a fixed liquidation preference of $2,500.00 per share (equivalent to $25.00 per Depositary Share) and upon liquidation will also be entitled to an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment, whether or not declared. Please see the section entitled “—Liquidation Rights.”

The Series H Preferred Stock represents perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series H Preferred Stock ranks junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against us.

The Series H Preferred Stock is not convertible into common stock or any other of our securities and does not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series H Preferred Stock is subject to mandatory redemption or to any sinking fund requirements. The Series H Preferred Stock is subject to redemption, in whole or in part, at our option or at any time after the occurrence of a fundamental change. Please see the section entitled “—Redemption.”

Listing

The Depositary Shares are listed on the NYSE under the symbol “NM-PH.” The Series H Preferred Stock represented by the Depositary Shares is not listed but is registered in connection with the Depository Shares pursuant to the requirements of the SEC.

Ranking

The Series H Preferred Stock will, with respect to anticipated quarterly dividends and distributions upon the liquidation, winding-up and dissolution of our affairs, rank:

•	senior to the Junior Securities (including all of our outstanding previously-issued convertible preferred stock and our common stock);

•	on a parity with the Parity Securities (including the Series G Preferred Stock); and

•	junior to the Senior Securities.

Under the Certificate of Designation, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series H Preferred Stock. Our board of directors has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any shares of that series. Our board of directors also determines the number of shares constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under “—Voting Rights.”

Liquidation Rights

The holders of outstanding Series H Preferred Stock are entitled, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, to receive the liquidation preference of $2,500.00 per share (equivalent to $25.00 per Depositary Share) in cash plus an amount equal to accumulated and unpaid dividends thereon to the date fixed for payment of such amount (whether or not declared), and no more, before any distribution will be made to the holders of our common stock, our convertible preferred stock or any other Junior

Securities. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed a liquidation, dissolution or winding up of our affairs for this purpose. In the event that our assets available for distribution to holders of the outstanding Series H Preferred Stock and any Parity Securities are insufficient to permit payment of all required amounts, our assets then remaining will be distributed among the Series H Preferred Stock and any Parity Securities, as applicable, ratably on the basis of their relative aggregate liquidation preferences plus the amount of any accumulated and unpaid dividends thereon (whether or not declared).

After payment of all required amounts to the holders of the outstanding Series H Preferred Stock and Parity Securities, our remaining assets and funds will be distributed among the holders of our common stock, our convertible preferred stock and any other Junior Securities then outstanding according to their respective rights.

Voting Rights

The Series H Preferred Stock have no voting rights except as set forth below or as otherwise provided by Marshall Islands law. In the event that one quarterly dividend payable on the Series H Preferred Stock is in arrears (whether or not such dividend shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), we will use commercially reasonable efforts to obtain an amendment to our articles of incorporation to effectuate any and all such changes thereto as may be necessary to permit the Series H Preferred Shareholders to exercise the voting rights described in clause (x) of the following sentence. If and when dividends payable on the Series H Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (and whether or not such dividends shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends), then (x) if our articles of incorporation have been amended as described in the preceding sentence, the Series H Preferred Shareholders will have the right, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, to elect one member of our board of directors, and the size of our board of directors will be increased as needed to accommodate such change (unless the size of our board of directors already has been increased by reason of the election of a director by holders of Parity Securities upon which like voting rights have been conferred and with which the Series H Preferred Stock voted as a class for the election of such director), and (y) if our articles of incorporation have not been amended as described in the preceding sentence, then, until such amendment is fully approved and effective, the dividend rate on the Series H Preferred Stock shall increase by 25 basis points. There can be no assurance that any such amendment to our articles of incorporation will be approved by our common stockholders. For avoidance of doubt, commercially reasonable efforts shall not be deemed to include the requirement to pay any consent or other fee to obtain such amendment. Dividends payable on the Series H Preferred Stock will be considered to be in arrears for any quarterly period for which full cumulative dividends through the most recent dividend payment date have not been paid on all outstanding Series H Preferred Stock. Any such amendment to our articles of incorporation, if obtained, shall also provide that the right of such Series H Preferred Shareholders to elect members of our board of directors will continue until such time as all dividends accumulated and in arrears on the Series H Preferred Stock have been paid in full or sufficient funds for such payment have been declared and set apart for such purpose, at which time such right will terminate, subject to the revesting of such right in the event of each and every subsequent failure to pay six quarterly dividends as described above. Upon any termination of the right of the holders of the Series H Preferred Stock and any other Parity Securities to vote as a class for such director, the term of office of such directors then in office elected by such holders voting as a class will terminate immediately. Any director elected by the holders of the Series H Preferred Stock and any other Parity Securities shall each be entitled to one vote per director on any matter before our board of directors.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H Preferred Stock, voting as a single class, we may not adopt any amendment to our articles of incorporation that materially and adversely alters the preferences, powers or rights of the Series H Preferred Stock.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series H Preferred Stock, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

•	issue any Parity Securities if the cumulative dividends payable on outstanding Series H Preferred Stock are in arrears; or

•	create or issue any Senior Securities.

On any matter described above in which the Series H Preferred Shareholders are entitled to vote as a class, such holders shall be entitled to one vote per share. Any shares of Series H Preferred Stock held by us or any of our subsidiaries or affiliates shall not be entitled to vote.

No vote or consent of Series H Preferred Shareholders shall be required for (i) the creation or incurrence of any indebtedness, (ii) the authorization or issuance of any common stock or other Junior Securities or (iii) except as expressly provided above, the authorization or issuance of any of our preferred stock.

Series H Preferred Stock held in nominee or street name account shall be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Dividends

General

Holders of Series H Preferred Stock are entitled to receive, when, as and if declared by our board of directors out of legally available funds for such purpose, cumulative cash dividends.

Dividend Rate

Dividends on Series H Preferred Stock will be cumulative, until such time as we pay the dividend or redeem the Series H Preferred Stock in full in accordance with the provisions under the heading entitled “—Redemption”, whether or not such dividends shall have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividend.

Dividends on the Series H Preferred Stock accrue at a rate of 8.625% per annum per $2,500.00 stated liquidation preference per share of Series H Preferred Stock (equivalent to $25.00 per Depositary Share). The dividend rate is subject to increase in the limited circumstances described above under “—Voting Rights.”

Dividend Payment Dates

The “Dividend Payment Dates” for the Series H Preferred Stock are each January 15, April 15, July 15 and October 15. Dividends accumulate in each dividend period from and including the preceding Dividend Payment Date or the initial issue date, as the case may be, to but excluding the next applicable Dividend Payment Date for such dividend period, and dividends will accrue on accumulated dividends at the applicable dividend date. If any Dividend Payment Date otherwise would fall on a day that is not a Business Day, declared dividends will be paid on the immediately succeeding Business Day without the accumulation of additional dividends. Dividends on the Series H Preferred Stock will be payable based on a 360-day year consisting of twelve 30-day months. “Business Day” means a day on which the NYSE is open for trading and which is not a Saturday, a Sunday or other day on which banks in New York City are authorized or required to close.

Payment of Dividends

Not later than 5:00 pm, New York City time, on each Dividend Payment Date, we will pay those dividends, if any, on the Series H Preferred Stock that have been declared by our board of directors to the Paying Agent or, if there is no Paying Agent at the relevant time, the holders of such shares as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent on the applicable Record Date. The applicable record date (the “Record Date”) is the fifth Business Day immediately preceding the applicable Dividend Payment Date, except that in the case of payments of dividends in arrears, the Record Date with respect to a Dividend Payment Date will be such date as may be designated by our board of directors in accordance with the Certificate of Designation, our articles of incorporation and our bylaws.

Declared dividends shall be paid to the Paying Agent in same-day funds on each Dividend Payment Date. The Paying Agent is responsible for holding or disbursing such payments to holders of the Series H Preferred Stock in accordance with the instructions of such holders. In other circumstances, dividends may be paid by check mailed to the registered address of the holder of Series H Preferred Stock, unless, in any particular case, we elect to pay the wire transfer.

No dividend may be declared or paid or set apart for payment on any Junior Securities (other than a dividend payable solely in Junior Securities) unless full cumulative dividends have been or contemporaneously are being paid or provided for on all outstanding Series H Preferred Stock and any Parity Securities through the most recent respective dividend payment dates. Accumulated dividends in arrears for any past dividend period may be declared by our board of directors and paid on any date fixed by our board of directors, whether or not a Dividend Payment Date, to holders of the Series H Preferred Stock on the record date for such payment, which may not be more than 60 days, nor less than five days, before such payment date. Subject to the next succeeding sentence, if all accumulated dividends in arrears on all outstanding Series H Preferred Stock and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been declared and set apart, payment of accumulated dividends in arrears will be made in order of their respective dividend payment dates, commencing with the earliest. If less than all dividends payable with respect to all Series H Preferred Stock and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series H Preferred Stock and any Parity Securities entitled to a dividend payment at such time in proportion to the aggregate amounts remaining due in respect of such shares at such time. Holders of the Series H Preferred Stock are not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends. Except insofar as dividends accrue on the amount of any accumulated and unpaid dividends as described under “Dividends—Dividend Payment Dates,” no interest or sum of money in lieu of interest shall be payable in respect of any dividend payment which may be in arrears on the Series H Preferred Stock.

Redemption

Optional Redemption

We may redeem, at our option, in whole or in part, the Series H Preferred Stock (and cause the redemption of the Depositary Shares) at a redemption price in cash equal to $2,500.00 per share (equivalent to $25.00 per Depositary Share) plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption shall be effected only out of funds legally available for such purpose. We may undertake multiple partial redemptions.

In addition, at any time after the occurrence of a “fundamental change,” we may redeem, at our option, in whole or from time to time in part, the Series H Preferred Stock at a redemption price in cash equal to $2,500.00 per share (equivalent to $25.00 per Depositary Share) plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared. Any such optional redemption would be effected only out of funds legally available for such purpose.

A “fundamental change” means an event that shall be deemed to have occurred at the time after the date hereof when our common stock ceases to be listed or admitted for trading on the NYSE, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

Redemption Procedures

We will give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any shares to be redeemed as such holders’ names appear on our share transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (1) the redemption date, (2) the number of Series H Preferred Stock to be redeemed and, if less than all outstanding shares of Series H Preferred Stock are to be redeemed, the number (and the identification) of shares to be redeemed from such holder, (3) the redemption price, (4) the place where the shares of Series H Preferred Stock are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor and (5) that dividends on the shares to be redeemed will cease to accumulate from and after such redemption date.

If fewer than all of the outstanding shares of Series H Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares of Series H Preferred Stock will be redeemed by such method of selection as the Paying Agent shall determine, either pro rata or by lot, with adjustments to avoid redemption of fractional shares.

The redemption price will be paid by the Paying Agent to the holders of the Series H Preferred Stock on the redemption date.

The aggregate redemption price for any such partial redemption of the outstanding Series H Preferred Stock shall be allocated correspondingly among the redeemed shares of Series H Preferred Stock. The shares of Series H Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided in the Certificate of Designation (including our right, if it elects so, to redeem all or part of the Series H Preferred Stock outstanding at any relevant time in accordance with the redemption provisions described herein).

If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series H Preferred Stock as to which notice has been given no later than 5:00 pm, New York City time, on the Business Day immediately preceding the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender of the certificates therefor. If notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all dividends on such shares will cease to accumulate and all rights of holders of such shares of Series H Preferred Stock as Series H Preferred Shareholders will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid dividends through the date fixed for redemption, whether or not declared. We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the shares to be redeemed), and the holders of any shares so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series H Preferred Stock, that remain unclaimed or unpaid after two years after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series H Preferred Stock entitled to such redemption or other payment shall have recourse only to us.

If only a portion of the Series H Preferred Stock represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent, the Paying Agent will issue to the holder of such shares a new certificate (or adjust the applicable book-entry account) representing the number of shares of Series H Preferred Stock represented by the surrendered certificate that have not been called for redemption.

Notwithstanding any notice of redemption, there will be no redemption of any Series H Preferred Stock called for redemption until funds sufficient to pay the full redemption price of such shares, including all accumulated and unpaid dividends to the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

We and our affiliates may from time to time purchase shares of the Series H Preferred Stock, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series H Preferred Stock. Any shares repurchased and canceled by us will revert to the status of authorized but unissued preferred stock undesignated by us.

Notwithstanding the foregoing, in the event that full cumulative dividends on the Series H Preferred Stock and any Parity Securities have not been paid or declared and set apart for payment, we and our affiliates may not repurchase, redeem or otherwise acquire, in whole or in part, any Series H Preferred Stock or Parity Securities except pursuant to a purchase or exchange offer made on the same terms to all holders of Series H Preferred Stock and any Parity Securities. Common stock, our convertible preferred stock and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative dividends on the Series H Preferred Stock and any Parity Securities for all prior and the then-ending dividend periods have been paid or declared and set apart for payment.

No Sinking Fund

The Series H Preferred Stock does not have the benefit of any sinking fund.

Depositary Shares

The following is a summary of the terms and provisions of the Depositary Shares. The following summary does not set forth the full terms or provisions of the Depositary Shares, which is set forth in the Deposit Agreement.

Dividends and Other Distributions

We pay all cash dividends and other cash distributions to the Depositary through the Paying Agent, or if there is no Paying Agent at the relevant time, directly to the Depositary as the holder of the Series H Preferred Stock. The Depositary has agreed to pay to Depositary Shareholders the cash dividends or other distributions it or the custodian receives on shares of Series H Preferred Stock or other deposited securities, after deducting its fees and expenses. You shall receive these distributions in proportion to the number of shares of Series H Preferred Stock that your Depositary Shares represent.

Cash

Before making any cash dividend or other cash distribution, any withholding taxes or other governmental charges that must be paid will be deducted. The Depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent.

Shares

The Depositary may, and shall if we request in writing, distribute additional Depositary Shares representing any shares of Series H Preferred Stock we distribute as a share dividend or other distribution. The Depositary will only distribute whole Depositary Shares. It will sell shares of Series H Preferred Stock which would require it to deliver a fractional Depositary Share and distribute the net proceeds in the same way as it does with cash. If the Depositary does not distribute additional Depositary Shares, the outstanding Depositary Shares will also represent the new shares of Series H Preferred Stock. The Depositary may sell a portion of the distributed shares of Series H Preferred Stock sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Shares of Series H Preferred Stock

If we offer holders of our securities any rights to subscribe for additional shares of Series H Preferred Stock or any other rights, the Depositary may make these rights available to Depositary Shareholders. If the Depositary reasonably determines, after consultation with us to the extent practicable, it is not legal and practical to make the rights available but that it is practical to sell the rights, the Depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The Depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for the rights.

If the Depositary makes rights available to Depositary Shareholders, it will exercise the rights and purchase the shares of Series H Preferred Stock on your behalf. The Depositary will then deposit the shares of Series H Preferred Stock and deliver Depositary Shares to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the Depositary Shares represented by shares of Series H Preferred Stock purchased upon exercise of rights. For example, you may not be able to trade these Depositary Shares freely in the United States. In this case, the Depositary may deliver restricted Depositary Shares that have the same terms as the Depositary Shares described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions

The Depositary will send to Depositary Shareholders anything else we distribute on the Series H Preferred Stock or other deposited securities by any means, as promptly as practicable, after consultation with us, it thinks is legal, fair and practical. If it cannot make the distribution in that way, the Depositary may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash, or it may decide to hold what we distributed, in which case Depositary Shares will also represent the newly distributed property. However, the Depositary is not required to distribute any securities (other than Depositary Shares) to Depositary Shareholders unless it receives reasonably satisfactory evidence from us that it is legal to make that distribution. The Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

Neither the Company nor the Depositary is responsible if the Depositary determines that it is unlawful or impractical to make a distribution available to any Depositary Shareholders. We have no obligation to register Depositary Shares, shares of Series H Preferred Stock, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of Depositary Shares, shares of Series H Preferred Stock, rights or anything else to Depositary Shareholders. This means that you may not receive the distributions we make on our shares of Series H Preferred Stock or any value for them if it is illegal or impractical for us to make them available to you.

Redemption

If we give notice of a redemption of any Series H Preferred Stock or other deposited securities, the Depositary will call for surrender of a corresponding number of Depositary Shares. The Depositary will surrender the redeemed Series H Preferred Stock or other deposited securities on the redemption date. Holders of the Depositary Shares that were called for surrender will be entitled to receive the redemption amount, net of the Depositary’s fees and expenses, upon surrenders by them of those Depositary Shares. We must give our notice of redemption in respect of the deposited securities to the Depositary before the redemption date and the Depositary will give notice as promptly as practicable to all holders of Depositary Shares.

Voting Rights

If holders of Series H Preferred Stock or other deposited securities acquire voting rights, Depositary Shareholders may instruct the Depositary how to vote the number of deposited shares of Series H Preferred Stock or other deposited securities, their Depositary Shares represent. The Depositary will notify Depositary Shareholders of Series H Preferred Shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how Depositary Shareholders may instruct the Depositary how to vote. For instructions to be valid, they much reach the Depositary by a date set by the Depositary. Otherwise, you will not be able to exercise your right to vote unless you withdraw the shares of Series H Preferred Stock. However, you may not know about the meeting far enough in advance to withdraw the shares of Series H Preferred Stock represented by your Depositary Shares.

If we instruct the Depositary to notify the Depositary Shareholders and deliver to them voting materials related to a Series H Preferred Shareholders’ meeting at least 30 days in advance of the meeting date, and if instructions are not delivered to the Depositary by the date set by the Depositary for such purpose, then the Depositary Shareholders will be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by us with respect to the matter to be voted upon and amount of Depositary Shares, although no such discretionary proxy will be given if we inform the Depositary in writing that substantial opposition exists to the matter, the matter adversely affects the rights of Series H Preferred Shareholders or that we otherwise do not wish such proxy to be given.

The Depositary will try, as far as practical, subject to the laws of the Marshall Islands and to our articles of incorporation or similar documents, to vote or to have its agents vote the shares of Series H Preferred Stock or other deposited securities as instructed by Depositary Shareholders. The Depositary will only vote or attempt to vote as instructed or as described in the preceding paragraph.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote the shares of Series H Preferred Stock represented by your Depositary Shares. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if your shares of Series H Preferred Stock are not voted as you requested.

Reclassifications, Recapitalizations and Mergers

If we take any of the following actions:	Then:

•  Change the nominal or par value of our shares of Series H Preferred Stock

•  Reclassify, split up or consolidate any of the deposited securities

•  Distribute securities on the shares of Series H Preferred Stock that are not distributed to you

•  Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares of Series H Preferred Stock or other securities received by the Depositary will become deposited securities. Each Depositary Share will automatically represent its equivalent share of the new deposited securities.

The Depositary may, with our consent, distribute new Depositary Shares representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

Amendment

We may agree with the Depositary to amend the Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of Depositary Shareholders, it will not become effective for outstanding Depositary Shares until 30 days after the Depositary notifies Depositary Shareholders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your Depositary Shares, to agree to the amendment and to be bound by the ADRs and the Deposit Agreement as amended.

Termination

The Depositary will terminate the Deposit Agreement at our direction by mailing notice of termination to the Depositary Shareholders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may also terminate the Deposit Agreement by mailing notice of termination to us and the Depositary Shareholders if 60 days have passed since the Depositary told us it wants to resign but a successor Depositary has not been appointed and accepted its appointment.

After termination, the Depositary and its agents will do the following under the Deposit Agreement but will not be obligated to do anything else: collect distributions on the deposited securities, sell rights and other property, and deliver shares of Series H Preferred Stock and other deposited securities upon cancellation of Depositary Shares. Four months after termination, the Depositary may sell any remaining deposited securities by public or private sale. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Deposit Agreement for the pro rata benefit of the Depositary Shareholders that have not surrendered their Depositary Shares. It will not invest the money and has no liability for interest. The Depositary’s only obligations will be to account for the money and other cash. After termination, our only obligations will be to indemnify the Depositary and to pay fees and expenses of the Depositary that we agreed to pay.

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of Depositary Shares

The Deposit Agreement expressly limits our obligations and the obligations of the Depositary. It also limits our liability and the liability of the Depositary. We and the Depositary:

•	are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the Deposit Agreement;

•	are not liable if we or it exercises discretion permitted under the Deposit Agreement;

•

are not liable for the inability of any holder of Depositary Shares to benefit from any distribution on deposited securities that is not made available to holders of Depositary Shares under the terms of the Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement;

•

are not liable for the failure of any holder to obtain the benefits of credits on the basis of non-U.S. tax paid against the holder’s income tax liability or for any tax consequences that may be incurred by holders on account of their ownership of the Depositary Shares;

•	have no obligation to become involved in a lawsuit or other proceeding related to the Depositary Shares or the Deposit Agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the Deposit Agreement, we and the Depositary agree to indemnify each other under certain circumstances.

Right to Receive the Shares Underlying the Depositary Shares

Depositary Shareholders have the right to cancel their Depositary Shares and withdraw the underlying shares of Series H Preferred Stock at any time except:

•

when temporary delays arise because: (i) the Depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares of Series H Preferred Stock is blocked to permit voting at a Series H Preferred Shareholders’ meeting; or (iii) we are paying a dividend on our shares of Series H Preferred Stock;

•	when you owe money to pay fees, taxes and similar charges; or

•

when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to Depositary Shares or to the withdrawal of shares of Series H Preferred Stock or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

Transfer Agent and Warrant Agent

The transfer agent for Navios Holdings’ securities is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.